EXHIBIT 24.1

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Tupperware Brands Corporation, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Karen M. Sheehan, true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the S-8 Registration Statement for its Tupperware Brands Corporation 2016 Incentive Plan and any and all amendments (including post-effective amendments), and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 17th day of August, 2016.

/s/ E.V. Goings
E.V. Goings

/s/ Nicholas K. Poucher
Nicholas K. Poucher

/s/ Catherine A. Bertini
Catherine A. Bertini

/s/ Susan M. Cameron
Susan M. Cameron

/s/ Kriss Cloninger III
Kriss Cloninger III

/s/ Meg Crofton
Meg Crofton

/s/ Angel R. Martinez
Angel R. Martinez

/s/ Antonio Monteiro de Castro
Antonio Monteiro de Castro

/s/ Robert J. Murray
Robert J. Murray

/s/ David R. Parker
David R. Parker

/s/ Richard T. Riley
Richard T. Riley

/s/ Joyce M. Roché
Joyce M. Roché

/s/ M. Anne Szostak
M. Anne Szostak